UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

COHERUS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01   Other Events.

Coherus Oncology, Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Form 8-K”), including Exhibit 99.1, solely to recast certain financial information and related disclosures included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024 originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2025 (the “2024 Form 10-K”) to provide retrospective discontinued operations presentation for the years ended December 31, 2024 and 2023 reflected in the 2024 Form 10-K. The recast financial information is attached as Exhibit 99.1 to this Current Report on Form 8-K, which the Company intends to incorporate by reference into a registration statement on Form S-3 expected to be filed by the Company on November 13, 2025.

On December 2, 2024, the Company and Intas Pharmaceuticals Ltd. (“Intas”) entered into an asset purchase agreement (the “UDENYCA Purchase Agreement”), pursuant to which, and upon the terms and subject to the conditions thereof, the Company agreed to divest the UDENYCA franchise (the “UDENYCA Business”) to Intas (the “UDENYCA Sale”). On April 11, 2025, the Company completed the divestiture of the UDENYCA Business to Intas for upfront, all-cash consideration of $483.4 million, inclusive of $118.4 million for UDENYCA product inventory. In addition, the Company is also eligible to receive two additional earn-out payments of $37.5 million each.

The UDENYCA Sale represented the last and most significant divestiture of the Company’s biosimilar businesses, which comprised the UDENYCA, YUSIMRY and CIMERLI franchises; representing a strategic shift resulting in a major effect on the Company’s business and therefore met the criteria for classification as discontinued operations. Accordingly, starting with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, the Company began to classify its condensed consolidated financial statements as discontinued operations for all periods presented. The Company’s consolidated financial statements, recast to reflect the retrospective presentation of discontinued operations for the fiscal years ended December 31, 2024 and 2023, are presented within Exhibit 99.1 to this Current Report on Form 8-K

In order to preserve the nature and character of the disclosures set forth in the 2024 Form 10-K, the items included in Exhibit 99.1 to this Form 8-K have been updated solely for matters relating specifically to the treatment of the Company’s biosimilar businesses as discontinued operations. This Form 8-K does not reflect other events occurring after the filing date of the 2024 Form 10-K, except as otherwise reflected in Exhibit 99.1. Unless otherwise noted, applicable amounts in the comparative periods have been recast to conform to this discontinued operations presentation. This Form 8-K should be read in conjunction with the 2024 Form 10-K and the filings with the SEC made by the Company after the filing of the 2024 Form 10-K, including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, and the other filings with the SEC made by the Company after the filing of the 2024 Form 10-K.

The following items of the 2024 Form 10-K have been recast to reflect the retrospective presentation of discontinued operations as shown in Exhibit 99.1 to this Form 8-K:

●	Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
●	Part II, Item 7A. “Quantitative and Qualitative Disclosures About Market Risk” and
●	Part II, Item 8. “Financial Statements and Supplementary Data”

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1

Updated Part II, Items 7. and 7A. “Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 8. “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024

101.INS 101.SCH 101.CAL 101.DEF 101.LAB 101.PRE

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025	COHERUS ONCOLOGY, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer